EXHIBIT 99.1




                                                                        CONTACT:
                                           Media - Lillian Kilroy (410) 277-2833
                         Investment Community - Josie Porterfield (410) 277-2889



                   PROVIDENT BANKSHARES CORPORATION ANNOUNCES
                   ------------------------------------------
               NET INCOME OF $12.2 MILLION FOR SECOND QUARTER 2003
               ---------------------------------------------------
      CORE BALANCE SHEET GROWTH AND ASSET QUALITY CONTINUE TO DRIVE RESULTS


BALTIMORE: (July 16, 2003) - Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, today reported $12.2 million in net income or $0.49 per diluted share, for the second quarter of 2003.

Growth in core loans and deposits, strong credit quality, and improving financial fundamentals were clear evidence of the success of Provident's focus on its key strategies to grow its regional banking business and further expand into the vibrant Washington metropolitan region. Diluted earnings per share increased 23% over the same quarter last year, as Provident saw 11% growth in average core loans and 6% growth in average core deposits.

SECOND QUARTER FINANCIAL HIGHLIGHTS

o   Diluted earnings per share were $0.49
o   Net income was $12.2 million for the quarter
o   Return on average common equity was 15.88%
o   Return on average assets was 0.98%
o Average core loans increased $182 million, or 11%, from the second quarter of 2002, while average non-core loans decreased $338 million, or 32%
o Average core deposits increased $152 million, or 6%, from the 2002 second quarter, and average non-core deposits decreased $274 million, or 43%
o Non-interest income (excluding net gains and losses) grew 7% from the comparable period in 2002
o Asset quality remained strong as non-performing loans declined $3.3 million, or 14%, from one year ago, and net charge-offs declined $1.3 million, or 43%
o Capital ratios remained strong, with the leverage ratio at 7.51% and total risk-based capital at 13.21%

SECOND QUARTER RESULTS

Provident Bankshares reported net income for the quarter ending June 30, 2003 of $12.2 million, or $0.49 per diluted share. Return on average common equity was 15.88% for the second quarter 2003, and return on average assets was 0.98%. Net interest margin on a tax equivalent basis was 3.18%.

Total average loans and deposits decreased 6% and 4%, respectively, versus the second quarter 2002, reflecting the planned reduction in non-core assets and funding. Average non-core loans decreased 32% over the 2002 second quarter, and average non-core deposits decreased 43% for the same period. In line with Provident's strategy to focus on core banking operations, and as the result of stronger loan demand and deposit product sales, core loans and deposits increased compared to the second quarter 2002. Average core loans increased $182 million, or 11%, from the same quarter last year. Average core deposits increased $152 million, up 6% over the second quarter 2002.

Core loans are loans originated by Provident and participations in our defined market area. Non-core loans are purchased loans, participations outside our defined market area, and Provident-originated loans from discontinued product lines. Provident's core deposits include all deposits except brokered deposits.

Non-interest income, excluding net gains and losses, grew to $23.3 million from $21.7 million in the second quarter 2002. Provident continued to post solid fee income growth. Total deposit service fees increased $1.5 million, or 8%, over the 2002 second quarter and were driven by the growth in commercial and consumer deposit accounts.

Asset quality remained strong. Total non-performing loans at June 30, 2003 were $19.4 million, down $3.3 million, or 14%, from the same quarter last year. Net charge-offs declined 43%, from $3.1 million to $1.8 million, and the allowance for loan losses to loans was 1.32% at the close of the quarter. Substantially all of the non-performing loans continue to be secured by residential real estate.

The Company continued to build on a stronger balance sheet, with less funding from wholesale sources and expanded capital ratios. The leverage ratio increased to 7.51%, compared to 7.46% in the second quarter of 2002. Total risk-based capital increased to 13.21% from 12.13% at second quarter end 2002.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared a quarterly cash dividend of $0.235 per share. This is the fortieth consecutive quarterly dividend increase. The quarterly cash dividend will be paid on August 8, 2003 to stockholders of record at the close of business on July 28, 2003.

MANAGEMENT COMMENT

Commenting on the Company's second quarter performance, Chairman and CEO Gary N. Geisel said, "We are very pleased with Provident's performance this quarter. Our execution was right on strategy and our performance was on plan. We saw solid revenue increases across all our business lines, in both our traditional Baltimore market and our expansion Washington market. As a result, we posted significant increases in our core loans and deposits, as we continued to manage down our non-core asset and liability portfolios in line with our previously outlined strategies.

During the quarter, we also addressed the impact of the new interchange structure announced by our provider, MasterCard. We anticipate a $2.2 million reduction in gross debit card income from August 1st through the end of the year. Our management team has specifically identified increases in fee income, pricing opportunities, and reductions in expenses that will offset this shortfall. Therefore, we expect no negative impact to the bottom line in 2003 as a result of the debit card interchange restructure. We continue to assess communications and projections from MasterCard, and are developing our own strategies and projections for 2004.

We end this quarter with a strong pipeline in both consumer and commercial loans, strong credit quality and solid revenue momentum for the remainder of 2003."

KEY BUSINESS STRATEGIES CONTINUE TO DRIVE RESULTS

Continued successful execution of the Company's key business strategies produced another quarter of positive results, and is expected to drive performance for the remainder of 2003. Provident's key business strategies are:

o BROADEN PRESENCE AND CUSTOMER BASE IN THE WASHINGTON METRO MARKET AND EXPAND BRANCH NETWORK IN VIBRANT MARKETS

     Provident continued to expand its presence and increase its customer base in the key Washington metropolitan region. One branch was opened in this region during the quarter, bringing the total to 45. Average consumer demand deposit balances in the region increased 26% over the second quarter 2002. Consumer deposit fee income in this market increased 20% over 2002. Average commercial deposit balances in the Washington metropolitan area increased 60% over the second quarter 2002, led by an 88% increase in demand deposit balances. Average core commercial loan balances in the region increased 12% over the same period in 2002.

     The Provident banking office network now stands at 114 branches, with 5 branches planned in the Washington metropolitan region for the remainder of 2003.

o    GROW COMMERCIAL BUSINESS IN THE BALTIMORE-WASHINGTON CORRIDOR

     Average core commercial deposits were up $120 million, or 35%, over the 2002 second quarter, as Provident continued to grow its commercial customer base and expand its relationships with existing customers. This growth was driven by a 47% increase in average commercial demand deposit account balances for the same period. Average core commercial loans grew in every category, increasing $99 million, or 12%, over the second quarter 2002.

     FOCUS RESOURCES ON GROWTH IN CORE BUSINESS LINES

     Provident's expanded consumer and commercial sales efforts, along with the Company's initiatives to capitalize on the current market disruption, have resulted in further growth in core loans and deposits. Average core loans now comprise 72% of total loans, up from 61% in the second quarter 2002. Average core deposits represent 89% of total deposits, up from 81% in the second quarter 2002.

     Average core consumer loan balances increased $83 million, or 11%, over the 2002 second quarter. During this period, average marine loan balances increased 18%, and home equity loans and lines increased 6%. The non-core consumer loan portfolio declined $304 million, or 31%, from the second quarter of 2002.

     Average core commercial loans increased 12%, or $99 million, from the 2002 second quarter and the average non-core national syndicated loan portfolio continued to decrease, averaging $38 million for the quarter, down 47% from the same quarter in 2002. Non-core national syndicated loans now account for less than 2% of average total loans.

     Average core deposits grew again this quarter, increasing $152 million, or 6%. The deposit mix continued to improve, with higher rate certificate of deposit balances decreasing $103 million, or 15%, while demand deposit balances increased $188 million, or 24%. Brokered deposits continued to mature, declining from an average balance of $631 million in the second quarter 2002 to an average of $357 million in the second quarter 2003, a 43% decline.

o    IMPROVE FINANCIAL FUNDAMENTALS

     Commitment to the achievement of the key strategies continued to result in improvement in Provident's financial fundamentals. Return on average assets was 0.98%, and return on average common equity was 15.88%. The leverage ratio was 7.51% and total risk-based capital was 13.21%. As core loans and deposits continue to represent a larger percentage of the balance sheet, these fundamentals will continue to show improvement.

     Asset quality continued to be strong, with non-performing loans decreasing $3.3 million to $19.4 million at the end of the quarter. Net charge-offs decreased to $1.8 million, representing 0.28% of average loans, down from 0.47% in the second quarter 2002. The allowance for loan losses as a percent of total loans stands at 1.32% at the end of the quarter.

OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "Our solid performance for the first six months has positioned Provident well for continued growth in the second half of the year. The third and fourth quarters have historically been our strongest from a revenue perspective, and we anticipate this trend to continue for 2003.

We remain focused on earnings growth as well as the quality of our earnings. We are working to enhance EPS growth, while at the same time, emphasizing key metrics such as margin, return on assets, and efficiency. We remain confident in Provident's ability to exceed the analyst EPS consensus estimates of $2.00 for the full year 2003."

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $5.0 billion in assets, Provident serves individuals and businesses in the Baltimore-Washington corridor through a network of 114 offices in Maryland, Northern Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Mutual funds, annuities and insurance products are available through Provident Investment Company and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.
                        ----------------

SPECIAL NOTE: Provident Bankshares Corporation's second quarter earnings teleconference will be webcast at 10:00 a.m. (EDT) on Thursday, July 17, 2003. The webcast can be accessed on the Provident website at www.provbank.com. The
                                                        ----------------
webcast will include discussions of the most recent quarter's results of operations and may include forward-looking information such as guidance on future results. A replay of the webcast will be available until July 31, 2003. An audio replay of the webcast will also be available until 11:59 p.m. July 23, 2003 at 1-800-428-6051, passcode ID 297937. Supplemental financial information will be posted on the Provident website today in conjunction with the webcast and can be accessed by selecting the link to Corporate Information and Investor Relations and then selecting the link to Financial Reports.

###THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2002 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE PSLRA). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING WITH RESPECT TO EARNINGS GROWTH (ON BOTH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (GAAP) AND CASH BASIS); REVENUE GROWTH IN CONSUMER BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO:
PREVAILING ECONOMIC CONDITIONS; CHANGES IN INTEREST RATES, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO ACQUISITIONS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. THE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENT FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

                                  TABLES FOLLOW


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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY                                                                                     Three Months
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)            Three Months Ended June 30,                   Ended March 31,
                                                 ----------------------------------------        ------------------------
                                                      2003          2002       % Change             2003        % Change
                                                 -----------     ------------  ----------        ------------   ---------
SUMMARY OF OPERATIONS
Net Income                                     $     12,195    $      10,405      17.2 %       $      11,785       3.5 %
Net Interest Income                                  36,799           35,870       2.6                35,627       3.3
Provision for Loan Losses                             3,251            2,650      22.7                 1,760      84.7
Non-Interest Income                                  16,360           19,435     (15.8)               22,591     (27.6)
Net Gains (Losses)                                   (6,892)          (2,242)    207.4                 1,247        -
Non-Interest Income (excluding Net Gains/Losses)     23,252           21,677       7.3                21,344       8.9
Non-Interest Expense                                 40,300           37,780       6.7                39,050       3.2
Income Tax Expense (Benefit)                         (2,587)           4,470    (157.9)                5,623    (146.0)

SHARE DATA
Basic Earnings Per Share                       $       0.50    $        0.41      22.0 %       $        0.48       4.2 %
Diluted Earnings Per Share                             0.49             0.40      22.5                  0.47       4.3
Cash Dividends Paid Per Share                         0.230            0.210       9.5                 0.225       2.2
Book Value Per Share                                  13.47            12.02      12.1                 13.27       1.5
Weighted Average Shares -- Basic                 24,500,552       25,150,841      (2.6)           24,384,142       0.5
Weighted Average Shares -- Diluted               25,085,553       25,974,869      (3.4)           25,053,638       0.1
Common Shares Outstanding                        24,565,237       25,102,347      (2.1)           24,408,774       0.6

END OF PERIOD BALANCES
Investment Securities Portfolio                $  2,126,758    $   1,920,191      10.8 %       $   2,229,246      (4.6)%
Total Loans                                       2,579,365        2,652,210      (2.7)            2,462,022       4.8
Assets                                            5,096,296        5,143,776      (0.9)            5,013,492       1.7
Deposits                                          3,347,974        3,350,461      (0.1)            3,273,017       2.3
Stockholders' Equity                                330,816          301,661       9.7               323,988       2.1
Common Stockholders' Equity                         317,926          302,245       5.2               307,862       3.3

AVERAGE BALANCES
Investment Securities Portfolio                $  2,132,288    $   1,890,814      12.8 %       $   2,049,951       4.0 %
Loans:
  Core Consumer                                     866,789          784,134      10.5               845,072       2.6
  Core Commercial Business                          352,095          334,796       5.2               342,097       2.9
  Core Commercial Real Estate                       579,714          497,669      16.5               561,085       3.3
    Total Core Loans                              1,798,598        1,616,599      11.3             1,748,254       2.9
  Non-Core Consumer                                 674,381          978,204     (31.1)              701,449      (3.9)
  National Syndicated Loans                          38,232           72,073     (47.0)               49,845     (23.3)
    Total Non-Core Loans*                           712,613        1,050,277     (32.1)              751,294      (5.1)
Total Loans                                       2,511,211        2,666,876      (5.8)            2,499,548       0.5
Earning Assets                                    4,657,849        4,565,238       2.0             4,560,447       2.1
Assets                                            4,998,848        4,870,143       2.6             4,883,827       2.4
  Core Deposits                                   2,856,004        2,704,438       5.6             2,749,150       4.0
  Non-Core Deposits (Brokered Deposits)             356,908          630,611     (43.4)              398,018     (10.8)
Total Deposits                                    3,212,912        3,335,049      (3.7)            3,147,168       2.1
Stockholders' Equity                                325,435          293,540      10.9               318,157       2.3
Common Stockholders' Equity                         308,020          300,891       2.4               302,380       1.9

SELECTED RATIOS
Return on Average Assets                               0.98 %           0.86 %                          0.98 %
Return on Average Equity                              15.03            14.22                           15.02
Return on Average Common Equity                       15.88            13.87                           15.81
Net Yield on Average Earning Assets (t/e basis)        3.18             3.17                            3.18
Efficiency Ratio                                      66.92            65.42                           68.33
Leverage Ratio                                         7.51             7.46                            7.49
Tier I Risk-Based Capital Ratio                       12.11            11.06                           12.14
Total Risk-Based Capital Ratio                        13.21            12.13                           13.22

* Includes purchased loans, syndicated loans outside the Bank's normal lending area and loans from discontinued product lines.


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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)           Six Months Ended June 30,
                                                   --------------------------------------------
                                                       2003           2002         % Change
                                                   ------------     ------------   ------------
SUMMARY OF OPERATIONS
Net Income                                       $      23,980    $      21,880      9.6 %
Net Interest Income                                     72,426           72,522     (0.1)
Provision for Loan Losses                                5,011            6,250    (19.8)
Non-Interest Income                                     38,951           39,635     (1.7)
Net Gains (Losses)                                      (5,645)          (1,811)   211.7
Non-Interest Income (excluding Net Gains/Losses)        44,596           41,446      7.6
Non-Interest Expense                                    79,350           74,163      7.0
Income Tax Expense (Benefit)                             3,036            9,864    (69.2)

SHARE DATA
Basic Earnings Per Share                         $        0.98    $        0.87     12.6 %
Diluted Earnings Per Share                                0.96             0.84     14.3
Cash Dividends Paid Per Share                            0.455            0.415      9.6
Book Value Per Share                                     13.47            12.02     12.1
Weighted Average Shares -- Basic                    24,443,021       25,134,009     (2.7)
Weighted Average Shares -- Diluted                  25,067,005       25,970,676     (3.5)
Common Shares Outstanding                           24,565,237       25,102,347     (2.1)

END OF PERIOD BALANCES
Investment Securities Portfolio                  $   2,126,758    $   1,920,191     10.8 %
Total Loans                                          2,579,365        2,652,210     (2.7)
Assets                                               5,096,296        5,143,776     (0.9)
Deposits                                             3,347,974        3,350,461     (0.1)
Stockholders' Equity                                   330,816          301,661      9.7
Common Stockholders' Equity                            317,926          302,245      5.2

AVERAGE BALANCES
Investment Securities Portfolio                  $   2,091,345    $   1,834,088     14.0 %
Loans:
  Core Consumer                                        855,989          770,656     11.1
  Core Commercial Business                             347,124          328,545      5.7
  Core Commercial Real Estate                          570,450          498,794     14.4
    Total Core Loans                                 1,773,563        1,597,995     11.0
  Non-Core Consumer                                    687,840        1,030,811    (33.3)
  National Syndicated Loans                             44,006           73,781    (40.4)
    Total Non-Core Loans*                              731,846        1,104,592    (33.7)
Total Loans                                          2,505,409        2,702,587     (7.3)
Earning Assets                                       4,609,413        4,547,862      1.4
Assets                                               4,941,650        4,855,274      1.8
  Core Deposits                                      2,802,876        2,655,278      5.6
  Non-Core Deposits (Brokered Deposits)                377,349          676,610    (44.2)
Total Deposits                                       3,180,225        3,331,888     (4.6)
Stockholders' Equity                                   321,809          292,422     10.0
Common Stockholders' Equity                            305,208          298,115      2.4

SELECTED RATIOS
Return on Average Assets                                  0.98 %           0.91 %
Return on Average Equity                                 15.03            15.09
Return on Average Common Equity                          15.84            14.80
Net Yield on Average Earning Assets (t/e basis)           3.18             3.23
Efficiency Ratio                                         67.61            64.84
Leverage Ratio                                            7.51             7.46
Tier I Risk-Based Capital Ratio                          12.11            11.06
Total Risk-Based Capital Ratio                           13.21            12.13

* Includes purchased loans, syndicated loans outside the Bank's normal lending area and loans from discontinued product lines.



PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
ASSET QUALITY DETAIL
(DOLLARS IN THOUSANDS)                                     6/30/2003         6/30/2002                    3/31/2003
                                                        ---------------   --------------               ---------------
LOAN PORTFOLIO
--------------
Acquired Residential Mortgage                           $      541,166    $     640,262                $     500,487
Other Consumer                                                 913,838          852,128                      874,705
                                                        ---------------   --------------               ---------------
   Total Consumer                                            1,455,004        1,492,390                    1,375,192
Commercial Business                                            379,920          384,799                      364,403
Real Estate - Construction - Residential                       136,996          109,627                      131,872
                           - Commercial                        208,286          208,209                      196,247
Real Estate - Mortgage - Residential                           111,486          244,482                      140,208
                       - Commercial                            287,673          212,703                      254,100
                                                        ---------------   --------------               ---------------
     TOTAL LOANS                                        $    2,579,365    $   2,652,210                $   2,462,022
                                                        ===============   ==============               ===============

NON-PERFORMING ASSETS
---------------------
Acquired Residential Mortgage                           $       15,507    $      17,823                $      17,510
Other Consumer                                                     420              664                          493
Commercial Business                                                533               93                          493
Real Estate - Construction - Residential                           135              215                          -
                           - Commercial                            -                -                            -
Real Estate - Mortgage - Residential                             2,104            3,906                        3,141
                       - Commercial                                735              -                            -
                                                        ---------------   --------------               ---------------
TOTAL NON-ACCRUAL LOANS                                         19,434           22,701                       21,637
TOTAL RENEGOTIATED LOANS                                           -                -                            -
                                                        ---------------   --------------               ---------------
     TOTAL NON-PERFORMING LOANS                                 19,434           22,701                       21,637
TOTAL OTHER ASSETS AND REAL ESTATE OWNED                         5,132            4,060                        4,155
                                                        ---------------   --------------               ---------------
     TOTAL NON-PERFORMING ASSETS                        $       24,566    $      26,761                $      25,792
                                                        ===============   ==============               ===============

90-DAY DELINQUENCIES
--------------------
Acquired Residential Mortgage                           $        5,353 $          4,710                $       6,229
Other Consumer                                                     373              977                          430
Commercial Business                                                380              204                          407
Real Estate - Construction - Residential                           -                -                            136
                           - Commercial                            -                -                            -
Real Estate - Mortgage - Residential                             6,414            6,711                        5,466
                       - Commercial                                -                -                            -
                                                        ---------------   --------------               ---------------
     TOTAL 90-DAY DELINQUENCIES                         $       12,520    $      12,602                $      12,668
                                                        ===============   ==============               ===============

ASSET QUALITY RATIOS
--------------------
Non-Performing Loans to Loans                                     0.75%            0.86%                        0.88%
Non-Performing Assets to Loans                                    0.95%            1.01%                        1.05%
Allowance for Loan Losses to Loans                                1.32%            1.31%                        1.32%
Net Charge-Offs to Average Loans                                  0.28%            0.47%                        0.38%
Allowance for Loan Losses to Non-Performing Loans               175.19%          152.94%                      150.49%

                                                                                                        Three Months
                                                                Three Months Ended June 30,            Ended March 31,
                                                        -----------------------------------
ANALYSIS OF ALLOWANCE FOR LOAN LOSSES                        2003                2002                        2003
-------------------------------------                   ---------------   -----------------            ---------------
Balance at Beginning of Period                          $       32,562    $      35,164                $      33,425
Provision for Loan Losses                                        3,251            2,650                        1,760
Transfer to Other Liabilities                                        -              -                           (262)
Less: Loans Charged-Off, Net of Recoveries
   Acquired Residential Mortgage                                 1,497            2,565                        1,898
   Other Consumer                                                  132              346                          390
   Commercial Business                                             137              177                          122
   Real Estate - Construction - Residential                        -                -                            -
                              - Commercial                         -                -                            -
   Real Estate - Mortgage - Residential                            -                 18                          (49)
                          - Commercial                             -                (11)                         -
                                                        ---------------   -----------------            ---------------
Net Charge-Offs                                                  1,766            3,095                        2,361
                                                        ---------------   -----------------            ---------------
     BALANCE AT END OF PERIOD                           $       34,047    $      34,719                $      32,562
                                                        ===============   =================            ===============
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